News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Corporation Announces Preliminary Second Quarter 2023 Results

METTAWA, Ill., July 19, 2023 -- Brunswick Corporation (NYSE: BC) today announced preliminary financial results for the fiscal second quarter ended July 1, 2023, anticipating:

•Revenue of approximately $1.7B.
•GAAP EPS in the range of $1.85 to $1.90 and Adjusted EPS in the range of $2.30 to $2.35; and
•Strong Free Cash Flow generation.

The preliminary results are below initial expectations for the quarter due solely to the impacts of the recent IT security incident that was disclosed in June, absent which, the Company believes it would have met or exceeded the Adjusted EPS guidance previously provided for the second quarter.

“The second quarter financial impact of the production and distribution disruption was felt almost entirely within our Propulsion and Engine P&A segments and, while our facilities and systems are now fully operational, because of the proximity of the disruption to the end of the quarter, there was limited opportunity to recover in the period,” said Dave Foulkes, Brunswick Corporation CEO. “As we look to the balance of the year, we see opportunity to recover some of the losses, but the lost production of high horsepower outboard engines will be difficult to compensate because we plan to be in full production for the balance of the year with limited ability to overdrive.”

“For the full year, while we see some positive signals, with stronger than expected new boat retail in the recent months and continued high Mercury retail market share, the impact of the IT security incident combined with anticipated continued pressure on consumers globally, lead us to be cautious regarding second-half financial performance. These factors, coupled with our disciplined management of inventory levels across our businesses as we plan forward, direct our full-year Adjusted EPS expectations to now be approximately $9.50.”

The Company will provide more details on its second quarter results and full-year outlook during its earnings call on July 27, 2023.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release is provided in the reconciliation section accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Second Quarter Earnings and Conference Call Scheduled for July 27, 2023

Brunswick Corporation (NYSE: BC) will release its second quarter 2023 financial results on Thursday, July 27, 2023 before the market opens by way of an advisory release, notifying the public that the complete and full-text results will be available on the Company’s website at https://ir.brunswick.com. The results will also be available on the SEC’s website with the Form 8-K filing of the release at http://goo.gl/wJQN1.

The Company will hold a conference call at 10 a.m. CST/ 11 a.m. EST, Thursday, July 27, 2023, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer and Neha Clark, senior vice president, enterprise finance. A copy of the presentation to be used on this call will be available when the results are released as noted above.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (No Password Needed). Callers outside of North America should call 412-902-0029 (No Password Needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call.

To listen via the Internet, go to www.brunswick.com/investors. Please go to the website at least 15 minutes before the call to register, download and install any needed audio software.

A replay of the conference call will be available through 1pm CST August 3, 2023, by calling 877-660-6853 or 201-612-7415 (Access ID: 13739782). The replay also will be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; changes in currency exchange rates; fiscal and monetary policy changes; higher energy and fuel costs; competitive pricing pressures; adverse capital market conditions; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; managing our manufacturing footprint; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; public health emergencies or pandemics, such as the coronavirus (COVID-19) pandemic; adverse weather conditions, climate change events and other catastrophic event risks; our ability to develop new and innovative products and services at a competitive price; loss of key customers; our ability to meet demand in a rapidly changing environment; absorbing fixed costs in production; risks associated with joint ventures that do not operate solely for our benefit; our ability to integrate acquisitions, including Navico, and the risk for associated disruption to our business; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that restructuring or strategic divestitures will not provide business benefits; maintaining effective distribution; dealers and customers being able to access adequate financing; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which have affected and could further affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; ongoing impacts on our business as a result of the June 2023 IT security incident; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; any impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.

Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2022. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick

Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include, Mercury Marine, Mercury Racing and MerCruiser. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, RELiON, Attwood and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has more than 18,500 employees operating in 29 countries. In 2022, Brunswick was named by Forbes as a World’s Best Employer and as one of America’s Most Responsible Companies by Newsweek, both for the third consecutive year. For more information, visit www.Brunswick.com.

Brunswick Corporation
Reconciliation of Non-GAAP Measure - Consolidated
(unaudited)

	Diluted Earnings Per Share
	Three Months Ended
	July 1, 2023
	Low	High
GAAP	$1.85	$1.90
Restructuring, exit and impairment charges	0.16	0.16
Purchase accounting amortization	0.15	0.15
IT security incident costs	0.09	0.09
Acquisition, integration, and IT related costs	0.05	0.05
As Adjusted	$2.30	$2.35